UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

SEAFARER EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Florida	000-29461	73-1556428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy
Chief Executive Officer
14497 N. Dale Mabry Hwy.
Suite 209N
Tampa, Florida 33618

(Address of principal executive offices) (Zip Code)

(813) 448-3577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Universal settlement

On March 23, 2016 the Board of Directors signed a universal settlement agreement with the Plaintiffs in the litigation matters of Micah Eldred, et al., v. Seafarer Exploration, et al., Hillsborough County, Florida, Case No. 09-CA-30763, and Micah Eldred v. Seafarer Exploration Corp., et al., Hillsborough County, Florida, Case No. 14-CA-5360,  and in the matter of Seafarer Exploration, et al. v. Micah Eldred, et al., Hillsborough County, Florida, Court of Appeals Case No. 14-2884, specifically: Micah Eldred, Michael Daniels, Diane J. Harrison, James Eldred, Mary R. Eldred, Michole Eldred, Nathan Eldred, Toni A. Eldred, Toni A. Eldred FBO Jordan Gratton, Toni A. Eldred FBO Justin Gratton, Vanessa A Verbosh, Oksana Savchenko, Matthew J. Presy, Olessia Kritskaia, Ekaterina Messinger, Abby Lord, Ioulia Hess, Anna Krokhina, George Linder, Christine Zitman, Carl Dilley, Heather Dilley, Robert Lizzano, Elizabeth Lizzano, Karen Lizzano, Susan Miller, Jillian Mally, Michael Mona, Alan Wolper, Sarah Wolper, Alan Wolper FBO Michael Wolper, Spartan Securities Group, Ltd., and Am Asia Consulting entered into the settlement agreement with Seafarer.  An earlier named party, CADEF, The Childhood Autism Foundation, Inc., had previously entered into a settlement agreement and is no longer a party in the Litigation.

The settlement called for both cases to be dismissed, with prejudice, and the Plaintiffs in case number 09-CA-30763 agreed to surrender and cancel all of their 32,300,000 shares of restricted common stock which were returned to the treasury of the Corporation. All such shares have been returned for cancellation. On March 23, 2016 Seafarer CEO signed the resolution to cancel the 32,300,000 shares and instructed the transfer agent ClearTrust LLC to cancel the shares and return them to treasury for the benefit of Seafarer thus reducing the number of outstanding shares by 32,300,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAFARER EXPLORATION CORP.

Date: March 23, 2016	By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer